UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2013

Frederick’s of Hollywood Group Inc.

(Exact Name of Registrant as Specified in Charter)

New York	001-05893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6255 Sunset Boulevard, Hollywood, CA	90028
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:        (323) 466-5151

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Movie Star under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On October 10, 2013, Frederick’s of Hollywood Group Inc. (“FOHG”), FOH Holdings, Inc., Frederick’s of Hollywood, Inc. Frederick’s of Hollywood Stores, Inc. and Hollywood Mail Order, LLC (collectively, the “Borrowers”) entered into a Fourth Amendment (“Fourth Amendment”) to that certain Credit and Security Agreement, dated as of May 31, 2012 (as amended, supplemented, modified and in effect upon effectiveness of the Fourth Amendment, the “Credit Agreement”), by and among the Borrowers, Salus CLO 2012-1, Ltd. (“Salus CLO”) and Salus Capital Partners, LLC (“Lender”), which, among other things, provides for an increase in the revolving line of credit (“Salus Facility”) provided for under the Credit Agreement by $11,000,000, from $24,000,000 to $35,000,000.

The $11,000,000 (“Tranche A-2 Advance”) will be loaned to the Borrowers by the Lender, with $5,000,000 having been advanced on October 10, 2013 (the “Fourth Amendment Effective Date”) and the remaining $6,000,000 to be advanced upon consummation of a proposed merger that would be effected as part of a “going private” transaction (the “Proposed Merger”). The Proposed Merger is described in a Current Report on Form 8-K filed by FOHG with the Securities and Exchange Commission on October 1, 2013. The $5,000,000 advance is to be repaid on April 10, 2014 if the Proposed Merger is not consummated by that date, or May 31, 2015 (the “Termination Date”) if the Proposed Merger is consummated on or before April 10, 2014. The $6,000,000 advance, if made, plus any additional amount that the Lender may elect to advance in its sole discretion, is to be repaid on the Termination Date.

The unpaid principal of the Tranche A-2 Advance will bear interest, payable monthly, in arrears, at an amount equal to the LIBOR Rate (as defined in the Credit Agreement) in effect from time to time plus 11.5% per annum, but not less than 14% per annum regardless of fluctuations in the LIBOR Rate. Following the consummation of the Proposed Merger described above, so long as no Event of Default (as defined in the Credit Agreement) has occurred and is continuing, a portion of the interest payable on the Tranche A-2 Advance equal to 6% per annum (or such lesser amount as the Borrowers may elect) shall be capitalized, compounded and added to the unpaid amount of the total obligations due under the Salus Facility on each interest payment date and shall also accrue interest at the applicable rate and will be due and payable in cash on the Termination Date. The initial $5,000,000 advance under the Tranche A-2 Advance will be used for general corporate purposes and the $6,000,000 advance, if made, is to be used for fees, expenses, costs and obligations incurred by Borrowers in connection with the Proposed Merger. In connection with the $11,000,000 increase in the Salus Facility, the requirement that the Borrowers must maintain a minimum of $1,500,000 of availability under the Salus Facility that was suspended until October 31, 2013 has been reinstated as of the Fourth Amendment Effective Date.

The Fourth Amendment also provides that, at the Borrowers’ request (but subject to the Lender’s prior written consent, which consent shall be given or denied in the sole discretion of the Lender), the Maximum Line of Credit (as defined in the Credit Agreement) may be permanently increased by up to $4,000,000, either in two $2,000,000 increases or one $4,000,000 increase. Any such increase in the Maximum Line of Credit shall be conditioned upon (A) the Lender’s receipt and approval of a revised Business Plan (as defined in the Credit Agreement) evidencing the proposed increase in the Maximum Line of Credit, (B) the absence of any Default or Event of Default (as such terms are defined in the Credit Agreement), (C) payment by the Borrowers to the Lender of an origination fee (“Accordion Fee”) in the amount of 1% of such increase in the Maximum Line of Credit, and (D) execution of documents to evidence any such increase, in form and substance acceptable to the Lender.

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In connection with the Fourth Amendment, the Borrowers and the Lender entered into a Supplemental Fee Letter that provides for the Accordion Fee and also for an additional origination fee (the “Tranche A-2 Origination Fee”) in an amount equal to the greater of (i) $110,000, or (ii) 1% of the aggregate amount funded by the Lender in respect of the Tranche A-2 Advance, payable by the Borrowers to the Lender in cash as follows: (x) $50,000 of the Tranche A-2 Origination Fee was paid in cash on the Fourth Amendment Effective Date, (y) the balance of the Tranche A-2 Origination Fee ($60,000 plus 1.0% of any incremental amount elected to be advanced by the Lender under the Tranche A-2 Advance in its sole discretion) shall be due and payable on the earliest of (A) the date on which the Lender funds the balance of the Tranche A-2 Advance to the Borrowers in connection with the consummation of the Proposed Merger, (B) the occurrence of an Event of Default under the Credit Agreement, or (C) April 10, 2014, if the Proposed Merger has not occurred by such date.

The Fourth Amendment contains customary representations and warranties, conditions and other provisions.

The foregoing is a summary of certain of the provisions of the Fourth Amendment and the Supplemental Fee Letter and is qualified in its entirety by reference to the full text of such agreements, which are attached to this Current Report on Form 8-K. Readers should review the foregoing agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

10.1	Fourth Amendment to Credit and Security Agreement

10.2	Amended and Restated Revolving Note

10.3	Tranche A-2 Advance Note

10.4	Supplemental Fee Letter

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Frederick’s of Hollywood Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 15, 2013

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer
(Principal Financial and Accounting Officer)